SECOND SUPPLEMENTAL AGREEMENT

                             DATED OCTOBER 24, 1996

                                     BETWEEN

                                 COMDISCO, INC.

                                       and

                          NATIONAL WESTMINSTER BANK PLC
                      as Arranger and Administrative Agent

                                 CREDIT LYONNAIS
                               DEUTSCHE BANK A.G.
                            UNION BANK OF SWITZERLAND
                                  as Co-Agents

                                       and

                                    THE BANKS

                                       and

                            NATIONAL WESTMINSTER BANK
                              as Facility Agent and
                                 Swingline Agent




                relating to an Agreement dated December 30, 1994
               providing for a revolving credit facility of up to
                                U.S. $150,000,000




                                  ALLEN & OVERY
                                Swiss Bank Tower
                               10 East 50th Street
                               New York, NY 10022

THIS SECOND SUPPLEMENTAL AGREEMENT is made on October 24, 1996 between:

(1) COMDISCO, INC. of 6111 North River Road, Rosemont, Illinois 60018 (the "Company") for itself;

(2) NATIONAL WESTMINSTER BANK PLC of 41 Lothbury, London EC2P 2BP as Arranger and Administrative Agent;

(3) CREDIT LYONNAIS, DEUTSCHE BANK A.G. AND UNION BANK OF SWITZERLAND as Co-Agents;

(4) THE BANKS listed on the signatory pages to this Supplemental Agreement as Banks;

(5) NATIONAL WESTMINSTER BANK PLC of 41 Lothbury, London EC2P 2BP as facility agent, in this capacity, (the "Facility Agent"); and

(6) NATIONAL WESTMINSTER BANK PLC of 175 Water Street, New York, NY 10038, U.S.A. as swingline agent (in this capacity, the "Swingline Agent").

WHEREAS:

(A) This Second Supplemental Agreement is supplemental to a facility agreement dated December 30, 1994 in respect of a revolving credit facility of up to U.S. $150,000,000 as amended by a first supplemental agreement dated December 29, 1995 (together, the "Facility Agreement");

(B) at the request of the Company, the Banks have agreed to extend the existing Commitment Period of the Facility;

(C) the parties to this Second Supplemental Agreement have agreed that certain other changes shall be made to the terms of the Facility Agreement, as set out in Clause 2.1 below;

IT IS AGREED as follows:

1.       INTERPRETATION

         (a) A term defined in the Facility Agreement has, unless this Supplemental Agreement or the context otherwise requires, the same meaning when used in this Supplemental Agreement.

         (b) Clause 1.2 of the Facility Agreement is deemed to be set out in this Supplemental Agreement as if references therein to the Facility Agreement are references to this Supplemental Agreement.

         (c) "Effective Date" means, the date on which the Facility Agent notifies the Company of the satisfaction of the conditions precedent set out in Clause 4.



2.       AMENDMENTS TO THE FACILITY AGREEMENT

2.1 Subject to the satisfaction of the conditions in Clause 4 below and as provided in Clause 2.2 and 2.3 below, the Facility Agreement is amended as follows:

         (a) In Clause 1.1 the definitions of "Commitment", "Commitment Period", "Final Maturity Date" and "Finance Documents" shall be deleted and replaced with the following:

                  ""Commitment"

                  in relation to a Bank, means the amount in Dollars set opposite its name in Schedule 1, to the extent not cancelled or reduced under this Agreement (including by virtue of any Bank declining to extend its Commitment pursuant to Clause 2.4 of this Agreement) or increased under this Agreement (including by virtue of any Bank assuming any additional Commitment pursuant to Clause 2.4 of this Agreement)."

                  ""Commitment Period"

                  means, subject to any extension as provided in Clause 2.4, the period ending on December 29, 1996."

                  ""Final Maturity Date"

                  means December 29, 1997."

                  ""Finance Documents"

                  means, any of this Agreement, the Substitution Certificates and any other document designated as such by the Facility Agent and the Company."


         (b) Clause 2.4 (Extension of Commitment Period) shall be amended by the deletion of paragraphs (a)and (b) and the replacement thereof by the following:

                  "2.4     Extension of Commitment Period

                  (a) The Company or the Borrowers' Agent may, from time to time and not earlier than 60 days and not later than 30 days prior to the Expiry Date, request the Facility Agent to request that the Banks agree to an extension of the Commitments for an additional period of 364 days upon the terms and conditions of this Clause 2.4.

                  (b) Upon receipt of any such request from the Company or the Borrowers' Agent, the Facility Agent shall promptly notify each Bank of such request. Each Bank shall notify the Facility Agent not later than 20 days prior to the Expiry Date if, in its sole discretion, it agrees to extend its Commitment (or any portion thereof) for such additional 364-day period; each such notice from a Bank which agrees to extend its Commitment (each, an "Extending Bank") shall specify (a) all or that portion of its Commitment which it is willing to extend and (b) the amount of any additional Commitment it would be willing to assume (with respect to any Extending Bank, an "Additional Commitment"). Any Bank which fails to deliver such notice to the Facility Agent shall be deemed to have declined to renew its Commitment for such additional 364-day period. After receipt of such notices, the Facility Agent shall allocate that portion of the Commitments which was not extended by the Banks (if any) among each Extending Bank that requested an Additional Commitment pro rata according to the respective amounts of their Additional Commitments (provided that in no event shall any such Extending Bank be allocated an amount in excess of its Additional Commitment); the respective Commitments which the Extending Banks have agreed to extend (after giving effect to such allocation) are referred to in this Clause as the "Renewed Commitments." On the first Business Day after the 20th day prior to the Expiry Date, the Facility Agent shall advise the Company in writing
                           (a "Renewal Notice"), with a copy to each of the Extending Banks, of the affirmative responses which it has received from the Extending Banks and the respective amounts of Renewed Commitments of each Extending Bank.

                  (c) If the aggregate amount of the Renewed Commitments is less than or equal to 50% of the aggregate Commitments of all Banks then in effect, no extension of the Commitments of the Extending Banks for an additional 364-day period shall occur, the Advances will be due and payable on the Final Maturity Date (or such earlier date as they would otherwise become due and payable hereunder) together with all other amounts due hereunder. If the aggregate amount of the Renewed Commitments is greater than 50% of the aggregate Commitments of all Banks then in effect the following shall occur:

                           (i) the Commitment of each Bank which is not an Extending Bank (the "Declining Banks"), shall terminate on the Expiry Date and all outstanding Advances of the Declining Banks, together with interest thereon and all other amounts then due and payable hereunder to the Declining Banks, shall be due and payable on the Expiry Date; and

                           (ii) so long as no Default or Event of Default has occurred and is continuing (a) the Expiry Date will automatically be deemed extended for an additional period of 364-days with respect to each Extending Bank. (b) each Extending Bank's Commitment will automatically be deemed to be its Renewed Commitment, (c) if the aggregate outstanding principal amount of the Advances of the Extending Banks exceeds the aggregate Renewed Commitments of the Extending Banks, the Company shall prepay the Advances in an amount equal to the amount of such excess (such prepayments to be applied to the Advances of each Extending Bank whose outstanding Advances exceed its Renewed Commitment in an amount equal to such excess)."

2.2. Subject to the satisfaction of the condition set out in Clause 4 below, the amendments to the Facility Agreement in Clause 2.1 shall apply as between all the Contracting Parties.

2.3 The amendments in Clause 2.1 shall be deemed to be effective on and from the Effective Date.

3.       REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Facility Agent and the Banks on its own behalf that:

         (a) Powers and authority: It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Supplemental Agreement and the transactions contemplated by this Supplemental Agreement.

         (b) Legal Validity: This Supplemental Agreement constitutes its legal, valid and binding obligation.

         (c) Non-conflict: The entry into and performance by it of, and the transactions contemplated by, this Supplemental Agreement do not and will not:

                  (i) conflict with any law or regulation or any official or judicial order applicable to it; or

                  (ii)     conflict with its constitutive documents; or

                  (iii) conflict with any document which is binding on it or any of its assets.

         (d) Authorisations: All authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by this Supplemental Agreement have been obtained or effected (as appropriate) and are in full force and effect.

         (e) Material Adverse Change: There has been no material adverse change in the consolidated financial condition of the Group since September 30, 1995.

         (f) Representations and Warranties in the Facility Agreement: The representations and warranties set out in Clause 15.1 of the Facility Agreement are true as if made on the date of this Supplemental Agreement and as if references in that Clause to the Facility Agreement were references to the Facility Agreement as amended by this Supplemental Agreement.




4.       CONDITIONS PRECEDENT

         (a) Clause 2 above shall come into effect when the Facility Agent has confirmed to the Company and the Banks (which confirmation the Facility Agent undertakes to give promptly) that it has received a legal opinion from any of the Senior Vice President
                  - Legal, Vice President and General Counsel or Vice President and Associate General Counsel of the Company, reaffirming the matters set forth in his opinion delivered pursuant to Clause 4.1(a)(iv) of the Facility Agreement with reference to this Supplemental Agreement and the Facility Agreement as amended hereby.

         (b) If the above condition is not satisfied on or prior to October 31, 1996 (or such other date as may be agreed between the Company and the Facility Agent) this Supplemental Agreement will lapse and (with the exception of Clauses 1, 5 and 6) shall cease to have any effect.

5.       INCORPORATION

         (a)      This Supplemental Agreement is a Finance Document.

         (b) This Supplemental Agreement is deemed to be incorporated as part of the Facility Agreement.

         (c) Except as otherwise provided in this Supplemental Agreement, the Finance Documents remain in full force and effect.

6.       MISCELLANEOUS

         The provisions of Clauses 11 (Payments), 22 (Stamp Duties), 23 (Amendments, Waivers, Remedies Cumulative), 30 (Jurisdiction) and 32 (Counterparts) of the Facility Agreement shall apply to this Supplemental Agreement as though they were set out in this Supplemental Agreement, but as if references in those Clauses to the Facility Agreement are references to this Supplemental Agreement.

7.       GOVERNING LAW

         This Supplemental Agreement is governed by English law.

AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which appears first on page 1.

                                   SIGNATORIES

Company

COMDISCO, INC.

By: EDWARD A PACEWICZ


Arranger

NATIONAL WESTMINSTER BANK PLC

By: ERNEST V HODGE


Co-Agents


CREDIT LYONNAIS CHICAGO BRANCH

By: MARY ANN KLEMM


DEUTSCHE BANK A.G.

By: KRYS SZREMSKI                   By: HANS RODERICH


UNION BANK OF SWITZERLAND

By: ROBERT J VERNA                  By: ANNA LEE HOM


Banks

NATIONAL WESTMINSTER BANK PLC

By: ERNEST V HODGE


BARCLAYS BANK PLC

By: PAUL C KAVANAGH

UNION BANK OF SWITZERLAND

By: ROBERT J VERNA                  By: ANNA LEE HOM

CREDIT LYONNAIS CHICAGO BRANCH

By: MARY ANN KLEMM

BHF-BANK

By: PERRY FORMAN                    By: LINDA PACE

DEUTSCHE BANK AG CHICAGO BRANCH AND/OR CAYMAN ISLANDS BRANCH

By: KRYS SZREMSKI                   By: HANS RODERICH

WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK AND CAYMAN ISLANDS BRANCH

By: RAYMOND K MILLER                By: LAURA SPICHIGER

BAYERISCHE VEREINSBANK AG

By: ED C BENNETT                    By: SYLVIA K CHENG

DRESDNER BANK AG, CHICAGO AND GRAND CAYMAN BRANCHES

By: THOMAS NADRAMAI                 By: HANS W SCHOLZ

BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AG, NEW YORK BRANCH

By: WOLFGANG HAUGK

NORDDEUTSCHE LANDESBANK GIROZENTRALE

By: STEPHEN K HUNTER                By: PETRA FRANK-WITT

Facility Agent

NATIONAL WESTMINSTER BANK PLC

By: ERNEST V HODGE


Swingline Agent

NATIONAL WESTMINSTER BANK PLC

By: ERNEST V HODGE